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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):           December 16, 1998


                             URANIUM RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           Delaware                               0-17171                                75-2212772
(STATE OR OTHER JURISDICTION OF          (COMMISSION FILE NUMBER)           (I.R.S. EMPLOYER IDENTIFICATION NO.)
        INCORPORATION)


  12750 Merit Drive, Suite 1020, Dallas, Texas                           75251
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           ZIP CODE


                                  972-387-7777
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)




              Exhibit Index Begins on Sequentially Numbered Page 4






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ITEM 5.  OTHER EVENTS.

         Uranium Resources, Inc. has relinquished its rights to the South Texas Alta Mesa uranium in-situ leach deposit. Attempts to renegotiate the terms of the lease were undertaken in December 1998 with definitive notice received mid-January 1999 informing the Company of the landowners intention not to amend the original lease terms. The properties covered by the lease were estimated to contain approximately 4.0 million pounds of recoverable proven and probable uranium reserves. The termination of this lease will result in a pre-tax charge against earnings of approximately $5.0 million in the fourth quarter of 1998. The reduction in the holding value of the Company's uranium properties will be a non-cash charge and will not impact the Company's cash position or liquidity.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      EXHIBITS.

                  99.1 Press Release issued January 20, 1999, by the Registrant announcing the relinquishment of the Alta Mesa lease.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  URANIUM RESOURCES, INC.




Date: January 20, 1999            /s/ PAUL K. WILLMOTT
                                  ---------------------------------------------
                                  Paul K. Willmott, President, Chief Executive
                                  Officer and Chairman of the Board of Directors




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                                  EXHIBIT INDEX

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
   EXHIBIT NO.            EXHIBIT DESCRIPTION                             PAGE
   -----------            -------------------                             ----
     99.1 Press Release issued January 20, 1999, by the E-1 Registrant announcing the relinquishment of the Alta
                  Mesa lease.
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